UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2026

AGASSI SPORTS ENTERTAINMENT CORP.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-24970	88-0203976
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1120 N. Town Center Dr #160 Las Vegas, NV	89144
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 400-4005

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01. Entry into a Material Definitive Agreement.

On June 4, 2026, the Company entered into a Name and Likeness License Agreement (the “License Agreement”), effective the same date, with Darren Cahill, an individual (“Cahill”). Cahill is a former professional tennis player and former coach of Andre K. Agassi.

Pursuant to the License Agreement, Cahill granted the Company a non-exclusive (except as set forth in the License Agreement), worldwide right and license to use his name (the “Name”), together with renderings of his voice, image, and likeness, and all attributes of his personality and appearance (collectively, the “Likeness”), including any right of publicity, in connection with creation, development, manufacturing, operation, promotion, distribution, and sales of services and products in connection with the Company’s Business (defined below); including, but not limited to, in connection with the Company’s “Darren AI” platform (the “Platform Name”), which right of use for the Platform Name is exclusive to the Company. The Company currently plans to create and manage unique content, building sports communities around entertainment, media, wellness, education, commerce, and charitable efforts, with the goal of becoming a leading media and entertainment company in the world of racket sports (the “Business”).

Nothing in the License Agreement prohibits Cahill from using the Name and Likeness for any purposes whatsoever, except that Cahill shall not provide his name or likeness to any platform, application, website, or similar service, during the term of the License Agreement in a manner that competes with the Company’s platform, as currently in effect and as may be modified, expanded, or changed, from time to time during the term.

During the term of the agreement, if, and to the extent, Cahill provides the Company with any content created exclusively by Cahill (“Cahill Content”), then, upon the terms and subject to the conditions of the License Agreement, Cahill granted to the Company a non-exclusive right and license to use, copy, reproduce, compile, distribute, transmit, broadcast, display, exhibit, project, and otherwise exploit the Cahill Content, or in composite and/or conjunction with other materials, including without limitation, audio, video, animation, text, and graphics, by any means, methods, and technologies now known or hereafter to become known, solely in connection with the creation, development, manufacturing, operation, promotion, distribution, and sales of products under the Business.

The Company must obtain prior written approval from Cahill to create and exploit derivative works based solely on Cahill Content, unless such Cahill Content is provided to the Company specifically for use in the Business.

Pursuant to the License Agreement, the Company agreed to provide all materials featuring use of any of the Name and Likeness and/or the Cahill Content (collectively, the “Licensed IP”) to Cahill for written approval before the Company begins making use of such materials; provided that: (A) the Company is not required to submit for approval the use of the Name and Likeness already in use as of the effective date as reflected on the Company’s current products or services or the Company’s website or platform; (B) the Company is not required to submit revised versions of such materials to Cahill for approval, provided that such materials are substantially similar to materials that have already been approved by Cahill; and (C) Cahill will not unreasonably withhold or delay his approval.

The Parties also agreed to cooperate with each other in good faith to develop and promote the Business for the term of the License Agreement.

Pursuant to the License Agreement, there are no royalty fees due for the Name and Likeness for the term of the agreement and instead, in lieu of any royalty fees, in consideration for entering into the License Agreement and agreeing to the terms thereof, the Company granted Cahill, as a one-time fee, warrants to purchase 250,000 shares of the Company’s common stock with a term of five years, cashless exercise rights, and an exercise price of $5.00 per share (the “Warrants”).

The License Agreement also included indemnification obligations of the parties, limitation of liability language and confidentiality obligations.

Unless otherwise terminated in accordance with the provisions of the License Agreement, the License Agreement continues for a period of fifteen (15) years, provided that the License Agreement automatically extends for additional five (5) year periods after the initial term, unless either party provides the other with written notice of their intent not to automatically extend the term at least sixty (60) days prior to the end of the initial term or any automatic renewal term.

Cahill has the right to terminate the License Agreement for cause in the event of any of the following: (i) the Company conducts itself in a manner that brings the Company, or Cahill into material disrepute and degradation in the eyes of the public and/or the media, as determined by Cahill in his reasonable good faith determination; (ii) the Company becomes subject to court-filed charges by any governmental or administrative entity for fraud, mismanagement, criminal activity, or other similar bad acts; (iii) the Company enters into, or publicly announces its intention to enter into or support, any agreement, binding letter of intent, memorandum of understanding or other contract related to: (a) the sale of all or substantially all of the Company’s assets to a third-party(ies); (b) any merger, consolidation, plan of arrangement, share exchange, tender offer or other acquisition of the Company whereby the voting shareholders of the Company would have less than 50% of the voting power of the resulting entity; or (c) any change in the ownership of more than 50% of the voting capital stock of the Company in one or more related transactions, in each case without the written approval of Cahill; or (iv) upon a material breach of the Company’s obligations under the License Agreement, which beach is not cured within thirty (30) days’ written notice thereof by Cahill to the Company, to the extent such breach can be cured.

The Company has the right to terminate the License Agreement for cause if: (i) Cahill is found guilty, whether by conviction or plea agreement, of a Class A or B federal felony crime or similar class felony crime under state or local laws; or (ii) upon material breach of Cahill’s obligations under the License Agreement, which beach is not cured within thirty (30) days’ written notice thereof by the Company to Cahill, to the extent such breach can be cured.

The Company is required, within one hundred twenty (120) days of expiration or termination of the License Agreement, to cease all use of the Licensed IP subject to having one hundred eighty (180) days after termination to sell off any existing merchandise or inventory bearing the Name or Likeness.

The description of the License Agreement and Warrants above is only a summary and is qualified in its entirety by the full text of the License Agreement and Warrant to Purchase Common Stock evidencing the Warrants (the “Warrant Agreement”), copies of which are attached hereto as Exhibits 4.1 and 10.1, respectively, and are incorporated by reference into this Item 1.01 in their entirety.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated by reference into this Item 3.02 in its entirety.

The Company claims an exemption from registration for the grant of the Warrants, pursuant to Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), since the offer and sale of such securities did not involve a public offering and the recipient was an “accredited investor” and had access to similar information as would be included in a registration statement under the Securities Act. The securities were offered without any general solicitation by us or our representatives. The securities offered have not been registered under the Securities Act and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements of the Securities Act. No sales commissions were paid in connection with the sales of these securities.

Item 7.01 Regulation FD Disclosure.

On June 10, 2026, the Company released a press release announcing the entry into the License Agreement, a copy of which press release is furnished herewith as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

The information contained in Item 7.01 of this Current Report (and including Exhibit 99.1 hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

The press release furnished as Exhibit 99.1 to this Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. These statements are based on the Company’s current expectations and involve known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made. Factors that could cause actual results to differ materially are described in the press release and in the Company’s filings with the Securities and Exchange Commission, including under the headings “Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s periodic and current reports, including its most recent Forms 10-K and 10-Q, filed with the SEC and available at http://www.sec.gov. The Company undertakes no obligation to publicly update or revise any forward-looking statements, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Description
4.1*	Warrant to Purchase Common Stock granted by Agassi Sports Entertainment Corp. to Darren Cahill dated June 4, 2026
10.1*	Name and Likeness License Agreement dated June 4, 2026, by and between Darren Cahill
99.1**	Press Release dated June 10, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Filed herewith.

** Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Agassi Sports Entertainment Corp.

	By:	/s/ Ronald S. Boreta
Date: June 10, 2026	Name:	Ronald S. Boreta
	Title:	Chief Executive Officer